Exhibit 99.2

FiberTower Corporation Fourth Quarter and Full Year 2009 Earnings Conference Call March 5, 2010

Safe Harbor Statement Statements included in this presentation which are not historical in nature are “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include statements regarding, among other things, guidance for expected ranges of 2010 revenue, adjusted EBITDA and capital acquisitions, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, and anticipated cash balances. There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially form those expressed or implied by these forward-looking statements including, among other things, negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns on the wireless communications industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC. FiberTower Corp

Agenda Operating Results and Business Commentary Financial Results Question & Answer Period FiberTower Corp

Operating Results and Business Commentary

Q4 and Full Year 2009 Summary Delivered solid Q4 and full year 2009 results Q409 vs. Q408: Revenue grew by 17%, Adjusted EBITDA improved 55% 2009 vs. 2008: Revenue grew by 28%, Adjusted EBITDA improved 60% Increased sales activity and improved outlook Management initiating guidance based on enhanced visibility Addressed balance sheet concerns with several significant transactions Reduced outstanding debt by 64% Decreased future cash interest expense by more than 86% Extended average maturity to almost 6 years FiberTower Corp

Financial Highlights FiberTower Corp **Cash Balance at 12/31/2009 reflects debt transactions, please refer to Slide 15 for details $ in Millions (Except Rev/Site) Dec 31 Dec 31 2008 2009 Change 2008 2009 Change Revenue 14.3 $ 16.7 $ 17.3% 49.2 $ 63.2 $ 28.5% Adjusted EBITDA (4.9) $ (2.2) $ 55.2% (33.6) $ (13.3) $ 60.3% Capital Acquisitions 2.8 $ 5.9 $ 111.3% 36.8 $ 12.8 $ (65.1)% Cash** 154.4 $ 50.7 $ (67.2)% 154.4 $ 50.7 $ (67.2)% Revenue/Billing Site 1,732 $ 1,995 $ 15.2% $ 1,732 1,995 $ 15.2% 12 months Ended Dec 31 Three Months Ended

Operating Highlights FiberTower Corp Billing Customer Locations Colo Rate Billing Sites Deployed Sites* *Deployed Sites are net of decommissions. 6,096 6,317 Q4 '08 Q4 '09 3,120 3,117 Q4 '08 Q4 '09 2,763 2,788 Q4 '08 Q4 '09 2.21 2.27 Q4 '08 Q4 '09

 Revenue Contribution by Customer FiberTower grew business with all of its major wireless customers in 2009 Business grew due to selling additional capacity on existing sites FiberTower Corp Full Year 2009 Revenue Contribution by Customer 39% 20% 15% 15% 11% AT&T Mobility Sprint-Nextel ClearWire T-Mobile Other

Key Industry Highlights New devices and applications are driving significant growth Network deployments such as HSPA+ 7.2, LTE and WiMAX Carriers are transitioning from TDM to Ethernet at the cell site Expect carriers to make significant backhaul awards in 2010 FiberTower Corp

10 FiberTower Backhaul Network Architecture

2010 Corporate Objectives Accelerate revenue growth Sell additional capacity on existing sites Invest in customer led new deployments Gain traction with wholesale and government initiatives Achieve Adjusted EBITDA positive no later than Q3 2010 Evolve network to support new products and higher standards Expand Ethernet capabilities Deploy a higher percentage of fiber-fed sites Advance radio technologies Enhance network availability and performance FiberTower Corp

Financial Results

 Q4 2009 Highlights 17.3% Y-O-Y improvement in revenue 55.2% Y-O-Y improvement in Adjusted EBITDA Operating leverage improving due to: Cost management Benefits of scale FiberTower Corp ** Selling, Marketing, General and Administrative Expenses $ in Millions (Except EPS and Rev/Site) Dec 31 Dec 31 2008 2009 % Change Revenue 14.3 $ 16.7 $ 17.3% Cost of Revenue 17.3 $ 15.2 $ (11.7)% S&M and G&A** 5.6 $ 12.2 $ 118.6% Adjusted EBITDA (4.9) $ (2.2) $ 55.2% Net Loss (62.7) $ (27.8) $ 55.7% Diluted EPS (4.16) $ (1.53) $ 63.2% Capital Acquisitions 2.8 $ 5.9 $ 111.3% Revenue/Billing Site $ 1,732 $ 1,995 15.2% Three Months Ended

 Full Year 2009 Highlights 28.5% annual improvement in revenue 60.3% annual improvement in Adjusted EBITDA FiberTower Corp ** Selling, Marketing, General and Administrative Expenses $ in Millions (Except EPS) 2008 2009 % Change Revenue 49.2 $ 63.2 $ 28.5% Cost of Revenue 79.8 $ 58.2 $ (27.0)% S&M and G&A** 25.7 $ 31.1 $ 21.0% Adjusted EBITDA (33.6) $ (13.3) $ 60.3% Net Loss (249.8) $ (2.1) $ NM Diluted EPS (16.65) $ (0.13) $ NM Capital Acquisitions 36.8 $ 12.8 $ (65.1)% 12 months Ended December 31

Quarterly 2009 Cash Flow

$ in Millions	Q1 '09	Q209	Q309	Q409	FY 2009
Net cash used in operating activities:	$ (5.2)	$ (2.7)	$ (2.4)	$ (8.3)	$ (18.5)
Net cash used in investing activities:	$ (2.5)	$ (2.2)	$ (2.3)	$ (13.3)	$ (20.3)
Net cash used in financing activities:	$ (21.4)	$ (30.8)	$ (0.0)	$ (12.7)	$ (64.9)
Net increase (decrease) in cash and cash equivalents	**$ (29.1)**	**$ (35.6)**	**$ (4.7)**	**$ (34.3)**	**$ (103.7)**
Debt-Related Expenditures:					
Cash Paid to Repurchase Debt	$ 21.4	$ 30.8	-	-	$ 52.2
Cash Paid for Accrued Interest on Repurchase	$ 1.9	$ 0.1	-	-	$ 2.0
Cash Paid to Executives Pursuant to Retention Agreements	-	-	-	$ 2.0	$ 2.0
Cash Paid for Transaction Related Expenses	-	-	-	$ 3.8	$ 3.8
Cash Paid upon Redemption	-	-	-	$ 12.7	$ 12.7
Cash Escrowed for Future Interest Payments	-	-	-	$ 11.0	$ 11.0
Total	**$ 23.3**	**$ 30.9**	**$ -**	**$ 29.5**	**$ 83.7**
Recurring Cash Flow Consumption	**$ (5.8)**	**$ (4.7)**	**$ (4.7)**	**$ (4.8)**	**$ (20.0)**

- Bulk of fourth quarter cash consumption utilized in debt transaction
  - $12.7 million upon redemption
  - $11.0 million in escrowed interest payments
  - $2.0 million in executive retention bonuses paid in December 2009
  - $5.8 million used for capital acquisitions

15 FiberTower Corp

2009 Debt Reduction Activities 2009 debt reduction activities have decreased expected cash interest payments that would have begun in May 2011 by over 86% Fourth quarter debt exchange has significantly extended maturity FiberTower Corp Debt Maturity Schedule at Q4 ’08* $ in millions Debt Maturity Schedule Today* $ in millions *Chart assumes all pay-in-kind (“PIK”) options exercised and the Notes due 2012 mature at 125.4% of par. $625 $38 $162 '09 '10 '11 '12 After '10 '11 '12 '13 '14 '15 '16 After

2010 Financial Outlook FiberTower expects run-rate revenue growth to accelerate during the year through a combination of on-net growth and new deployments FiberTower expects to achieve Adjusted EBITDA positive no later than Q3 2010 FiberTower Corp $ in Millions Low High Low High Revenue 74.0 $ 77.0 $ 17.1% 21.8% Adjusted EBITDA (2.0) $ 1.0 $ N/M N/M Capital Expenditures 25.0 $ 30.0 $ 94.5% 133.4% 2010 Expected Range Growth vs FY 2009

Question & Answer Period

Appendix

Non-GAAP Financial Measures We use Adjusted EBITDA, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure, to monitor the financial performance of our operations. This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of our business. Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt, debt exchange expenses and other income (expense). Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. In addition, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, our reported financial results as determined in accordance with GAAP. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income (loss) prepared in accordance with GAAP. Adjusted EBITDA has significant limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Reconciliation FiberTower Confidential RECONCILIATION TO ADJUSTED EBITDA $ in millions Q408 Q109 Q209 Q309 Q409 2008 2009 Unaudited Net income (loss) (62,690) $ 26,712 $ 20,791 $ (21,843) $ (27,798) $ (249,829) $ (2,138) $ Depreciation and amortization 6,989 $ 7,023 $ 7,004 $ 7,013 $ 6,800 $ 24,897 $ 27,840 $ Stock-based compensation 1,548 $ 1,401 $ 873 $ 1,280 $ 4,462 $ 6,274 $ 8,016 $ Exchange offer and redemption of debt expenses - $ - $ - $ 254 $ 4,222 $ - $ 4,476 $ Impairment of FCC licenses 54,505 $ - $ - $ - $ -$ 54,505 $ - $ Impairment of goodwill - $ - $ - $ - $ - $ 86,093 $ - $ Interest income (559) $ (154) $ (73) $ (32) $ (36) $ (5,316) $ (295) $ Interest expense 13,436 $ 15,115 $ 12,280 $ 10,060 $ 10,150 $ 47,742 $ 47,605 $ Gain on early extinguishment of debt, net - $ (53,671) $ (44,577) $ - $ - $ - $ (98,248) $ Impairment of long-lived assets and other charges and credits 2,030 $ 92 $ 102 $ 337 $ 150 $ 22,262 $ 681 $ Income tax provision (benefit) (20,189)$ (1,468) $ 381 $ - $ (160) $ (20,189) $ (1,247) $ Adjusted EBITDA (4,930) $ (4,950) $ (3,219) $ (2,931) $ (2,210) $ (33,561) $ (13,310) $ Quarterly Financials Annual Financials